Exhibit 10.6

TRANSLATION FOR CONVENIENCE ONLY

ATTN:	Shamir Optica Avran Adar, Accountant Amir Hai, CFO
FROM:	Kibbutz Shamir—Efrat Cohen, CFO

Dear all,

RE: Financing the Extension of Premises—Loan Payment

With respect to the founders' agreement, Shamir Optics financed the extension of the premises of the plant. The repayment of the loan shall be deducted from the rental fees.

The loan will be repaid in quarterly equal installments over 4 years. The loan will bare a yearly interest of 1.5% and will be US Dollar-linked.

Regrads,
Efrat Cohen,
CFO

Loan schedule for Client 00160—Loan No. 00794

Client Name	Shamir	Duration of loan	18 month
Annual Interest	1.50%	Loan type	Long term
Fund linking	100%	Index Currency	US Dollar
Interest linking	100%
Date of Loan	31.12.2004
1st Fund Pmt	31.3.2005
1st Interest Pmt	31.3.2005
Total loan	3,700,000.00
Base Index	5%
Pmt No.	Pmt Date	Fund	Interest	Total	Balance
1	31.3.2005	23,125.00	1,387.50	24,512.50	346,875.00
2	30.6.2005	23,125.00	1,300.78	24,425.78	323,750.00
3	30.9.2005	23,125.00	1,214.06	24,339.06	300,625.00
4	30.12.2005	23,125.00	1,127.34	24,252.34	277,500.00
Total		92,500.00	5,029.88	97,529.68
5	30.3.2006	23,125.00	1,040.63	24,165.63	254,375.00
6	30.6.2006	23,125.00	953.91	24,078.91	231,250.00
7	30.9.2006	23,125.00	867.19	23,992.19	208,125.00
8	30.12.2006	23,125.00	780.47	23,905.47	185,000.00
Total		92,500.00	3,642.20	96,142.20
9	30.3.2007	23,125.00	693.75	23,818.75	161,875.00
10	30.6.2007	23,125.00	607.03	23,732.03	138,750.00
11	30.9.2007	23,125.00	520.31	23,645.31	115,625.00
12	30.12.2007	23,125.00	133.59	23,258.59	92,500.00
Total		92,500.00	1,954.68	94,454.68
13	30.3.2008	23,125.00	346.88	23,471.88	69,375.00
14	30.6.2008	23,125.00	260.16	23,385.16	46,250.00
15	30.9.2008	23,125.00	173.44	23,298.44	23,125.00
16	30.12.2008	23,125.00	86.72	23,211.72
Total		92,500.00	867.20	93,367.20
Total Loan		370,000.00	11,493.76	381,493.76